UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: March 13, 2025

(Date of earliest event reported)

INTERNET SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-55897	81-2775456
(State of Incorporation)	Commission File Number	(IRS EIN)

1330 Avenue of the Americas, 23 rd. Floor

New York, New York 10019

(Address of principal executive offices)

212-823-6272

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

☒   Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
N/A	N/A	N/A

Item 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS;

DeeAnn Cain, CPA, is a strategic financial leader with 15+ years of experience optimizing financial processes and driving technology innovation. Proven expertise in risk management, compliance, cost accounting, and financial strategy to enhance business performance. As Director of Finance / Controller at Anderson Brass Co., she led financial process improvements that strengthened cash flow and implemented internal controls ensuring compliance. Her experience with FEMA reporting and cost accounting at the South Carolina Department of Transportation further solidified her expertise in financial strategy. She is a member of AICPA and SCACPA.

EDUCATION

•	BBA, Accounting – University of Maryland University College
•	MS, Accounting & Financial Management – University of Maryland University College
•	Certified Public Accountant (CPA) – South Carolina Board of Accountancy
•	Chartered Global Management Accountant (CGMA) – In progress

Amanda Roark, who previously held the CFO role was released from her obligations under the CFO role effective February 28, 2025. There was no disagreement between Ms. Roark and the company’s policies, procedures and its business operations.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Internet Sciences, Inc.

Dated: March 13, 2025	By:	/s/ Lynda Chervil
Lynda Chervil, CEO

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